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                                                                       EXHIBIT 1

       K2 Design, Unwired Ventures and SilverCube Create Industry's First
                               Pure Play Wireless
                           Professional Services Firm

                  K2 to Acquire Wireless Specialist SilverCube

NEW YORK, July 11, 2000 - K2 Design, Inc. (NASDAQ:KTWO, KTWOW), the Internet business strategy firm, Unwired Ventures I, a partnership of Emerald Venture Capital, and SilverCube, Inc., a professional services firm specializing in wireless content delivery strategy and development, today announced that they have agreed to form a joint venture (JV) that will be the industry's first pure play wireless professional services firm in a cash and stock transaction valued at approximately $14.8 million.

The JV will assume the name SilverCube, Inc. and will operate as a stand-alone entity with offices in New York, Detroit, Philadelphia, and the Silicon Valley. The JV will provide end-to-end implementation of wireless content delivery and M-commerce applications and services that will include analysis, strategy, systems design, creative, and application development. A key partner for the JV will be Aether Systems, Inc. (NASDAQ:AETH), a leading provider of wireless and mobile data products and services, which has established a relationship with K2.

"We created the new company because we need to stay on top of the competing standards and technologies in this complex, fragmented and fast moving arena," said Matt de Ganon, executive chairman, K2 Design. "This will allow us to quickly amass leadership in expertise and experience, with an organization clearly focused on a singular mission - wireless applications."

"We believe wireless professional services and software companies are poised to benefit from a growing demand for multi-channel access to corporate data and the Wireless Web," said Mr. Karan Sohdi, the Wireless Applications & Services Equity Analyst at Stephens, Inc. "With industry pundits predicting wireless Internet access to exceed wired connections within the next three years, a significant market opportunity is emerging for mobile Internet services and products. We believe professional services firms that are aggressive in addressing this dynamic industry will be richly rewarded."

Joseph Besecker, chairman of Emerald Asset Management stated, "Demand for professional services in wireless is on par with the early days of the Internet. We have always been big believers in K2's business model and management, and we saw the opportunity to apply the lessons learned in Web development to the emerging wireless content market."

"There are many questions about wireless channels - everything from the morass of competing technology to what makes a good application," said Greg Guidice, founder and CEO of SilverCube, Inc. "Our wireless focus prepares us to pick-up where wireless technology providers stop, sorting out the technology options and matching them to the business goals of our clients."

Under the agreement in principle announced today, in a multi-step transaction, K2 will acquire a majority interest in SilverCube, Inc. in a stock-for-stock exchange. Unwired will acquire a minority stake in SilverCube, Inc. for cash. The shareholders of SilverCube, Inc., including K2


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and Unwired, will then contribute their respective interests in SilverCube, Inc.
to the joint venture and Unwired will also make a cash capital contribution to provide working capital in return for shares of the JV. K2 will own the largest interest in the JV, with Unwired and the remaining shareholders of SilverCube also owning significant stakes. Unwired's working capital contribution is intended to be sufficient to ensure the success of the new firm during its initial expansion phase. The formation of the JV is subject to the execution of definitive binding agreements and the approval of the shareholders of K2 to the issuance of its shares, amongst other conditions.

The JV will leverage SilverCube's experience and thought leadership in the new specialization of delivering consumer content over wireless channels. Based in Rochester, Michigan, SilverCube recently designed and launched a wireless application that allows Personal Digital Assistant (PDA) users to access Oldsmobile information anywhere in the United States. The new application enables consumers armed with a Palm VII and wireless access to visit a condensed version of the Oldsmobile Web site to obtain vehicle specifications; comparison shop and gather incentives; locate the closest dealer; or directly e-mail Oldsmobile's help center. As a result of the Oldsmobile wireless work, SilverCube is providing thought leadership and applications for all eight domestic divisions of General Motors.

The JV will license from K2 the right to use K2's knowledge delivery model and organizational processes. Known as W3 Organizational Modeling(TM), such processes are transportable to wireless channels, because they focus on the common business problems of content delivery -- identifying users; mapping users' needs to the organization; establishing procedures for content management and delivery; presentation and navigation; and generating traffic.

In addition, K2 will convert its rights to all of its wireless partnerships, including Aether Systems and ThinAirApps, to the JV. The JV plans to utilize Aether Software's ScoutWare(TM) suite of mobile computing software products, which provide end-to-end tools to connect mobile workers with enterprise systems through a wide variety of mobile and wireless devices. The JV intends to utilize these tools as a part of the development and administration infrastructures that are a fundamental element of wireless application implementations.

ThinAirApps is a leading wireless software platform and tools provider whose recent developments include an investment from Safeguard Scientifics, Inc. (NYSE:SFE), a licensing agreement with eCal Corporation, the leading application service provider of Web-based calendar communications, and a bundling agreement with Palm, Inc. (NASDAQ:PALM) for ThinAirApps' popular wireless e-mail software.

Unwired will provide capital resources, strategic planning, marketing and other related resources to the JV. The JV's strategy will include developing an ecosystem of partners focused on wireless business applications to deliver a "one-stop-shop" for M-commerce. As part of the announcement, the partners of Unwired Ventures announced that they have taken a significant equity interest in K2 as a vote of confidence in the direction the company has taken.

The initial management structure will include Mr. Greg Guidice, the founder and CEO of SilverCube, as chief operating officer of the JV. Mr. Gary Brown, the chief operating officer of K2, will serve as interim chief financial officer.

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About K2
K2, an Internet business strategy company, provides end-to-end consulting and development services including analysis, planning, systems design, creative, and implementation. Ranked by Deloitte & Touche among the fastest growing technology companies in the U.S. in 1999, K2 constructs user-centric digital channels that map to enterprise-wide processes and goals. K2's process-driven approach utilizes the strategic, conceptual, technical and marketing experience it has developed since 1993 to help multi-divisional and global companies maximize their Internet opportunities. Clients include Hewlett-Packard, Philips Lighting, Puerto Rico Convention Bureau, and Standard & Poor's. For more information please visit our web site: www.k2design.com.

About Unwired Ventures
Unwired Ventures, a partnership of Emerald Venture Capital, was formed to take advantage of the opportunities presented by next generation Internet and wireless enabling technologies. At the heart of "Unwired" is the belief that early stage investment risk can be mitigated and returns enhanced by offering true value added services to portfolio companies, employing skilled research aimed at early identification of evolutionary trends and utilizing a new venture model that leads to the creation of businesses if credible investment opportunities do not already exist. Unwired Ventures is headquartered in King of Prussia, Pennsylvania and was created by Emerald Asset Management, parent company to Emerald Research and Emerald Advisers, Inc. For more information visit www.emeraldadvisers.com. Emerald Advisers manages over $1 billion in small cap growth equity assets. Unwired's experienced management team utilizes the services of the award-winning 13 member Emerald Research team to assist in the identification of emerging technologies and companies. Portfolio companies include Ajunto, Inc., the first net solutions market maker.

About SilverCube
Headquartered in Rochester, Michigan, SilverCube was established in 1997 and specializes in the strategic planning, creative design, development, and execution of effective Internet and new media solutions. As thought leaders, strategists and technology innovators, SilverCube's capabilities include the development of wireless content, business-to-business, and business-to-consumer e-commerce solutions for global companies in the technology, automotive, manufacturing and public sector markets. Clients include General Motors, Edmunds, e-Chemicals, and Automation Alley. For more information please visit our web site: www.silvercube.com.

Except for the historical information herein, the matters discussed in this news release include forward-looking statements that may involve a number of risks and uncertainties. Future results may vary significantly based on a number of factors including, but not limited to, risks associated with entering into joint venture arrangements generally, the market for wireless technology and services, market acceptance of new products and services and continuing demand for same, the impact of competitive products and pricing, changing economic conditions and other risk factors detailed in the Company's most recent annual report and other filings with the Securities and Exchange Commission.